Exhibit 99.1

17855 Dallas Parkway Dallas, TX 75287 (Nasdaq/SC: MKSP)
CONTACTS Gerald Leonard, President & CEO (781) 828-4800 Terry Crump, Executive VP & CFO (972) 349-6370 Randall Oxford, Media Relations (972) 349-6580

FOR IMMEDIATE RELEASE November 22, 2000

MARKETING SPECIALISTS CORPORATION ANNOUNCES THIRD QUARTER 2000 FINANCIAL RESULTS

          DALLAS, TX... November 22, 2000 - Marketing Specialists Corporation (Nasdaq/SC: MKSP), a leading provider of outsourced sales and marketing services to manufacturers, suppliers and producers of food products and consumer goods, reported today its financial results for the quarter and nine months ended September 30, 2000. The quarter and nine months ended September 30, 1999 do not reflect pro forma adjustments as if the merger with Richmont Marketing Specialists, Inc. had been completed on January 1, 1999.

          For the third quarter ended September 30, 2000, the net loss was $(37.9) million, or $(1.68) per share, on revenues of $99.0 million compared to a net loss of $(17.1) million, or $(1.61) per share, on revenues of $76.9 million for the comparable quarter of 1999. As previously announced, the Company recorded restructuring and nonrecurring charges of approximately $22.0 million to recognize severance costs and related benefits and reserves for certain receivables related to the continuing integration of business processes and a change in the accounting estimate for reserves of receivables. The net loss, excluding the restructuring and other nonrecurring charges, was $(15.9) million, or $(0.71) per share, for the quarter ended September 30, 2000, compared to $(3.8) million, or $(0.36) per share, for the same quarter of 1999. On a pro forma basis, the net loss for the quarter ended September 30, 1999, excluding the restructuring charge, would have been approximately $(5.2) million, or $(0.37) per share, on revenues of approximately $104.3 million.

          For the nine months ended September 30, 2000, the net loss was $(49.2) million, or $(2.54) per share, on revenues of $312.2 million compared to a net loss of $(18.2) million, or $(2.12) per share, on revenues of $184.0 million. The net loss, excluding the restructuring and other nonrecurring charges, was $(27.2) million, or $(1.41) per share, for the nine months ended September 30, 2000, compared to $(4.9) million, or $(0.57) per share, for the same period of 1999. On a pro forma basis, the net loss for the nine months ended September 30, 1999, excluding the restructuring charge, would have been approximately $(19.9) million, or $(1.40) per share, on revenues of approximately $316.9 million.

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MARKETING SPECIALISTS CORPORATION ANNOUNCES THIRD QUARTER 2000 FINANCIAL RESULTS	PAGE 2 OF 3

          EBITDA, defined as earnings before interest, taxes, depreciation, amortization and excluding the restructuring and nonrecurring charges, for the quarter ended September 30, 2000 were $183,000 as compared to $2.8 million for the comparable 1999 quarter. For the nine months ended September 30, 2000, EBITDA was $14.9 million compared to $9.4 million for the same prior year period.

          "Third quarter revenues and EBITDA were definitely below our expectations and disappointing to management, but we have taken initial corrective action to adjust our selling costs to align with the expected revenues for the fourth quarter of 2000," stated Gerald Leonard, president and chief executive officer. "We continue to believe that our revenue momentum is moving forward on a positive note based on our improving base of national manufacturer representation.

          "We are pleased to announce that as of November 17, 2000, the Company has completed negotiations for an amendment to certain provisions of our existing senior credit facility, which increases the amount of available funds that we may utilize for general operating needs. With the amendment and the positive financial support from Richmont Capital Partners I, LP that we have received to date, the Company is now in a better position to support our operations as we move forward to the start of 2001, " concluded Mr. Leonard.

With more than 6,000 associates in 65 locations throughout the United States, Marketing Specialists is one of the largest food brokers in the nation.
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FINANCIAL TABLE FOLLOWS
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To receive Marketing Specialists' latest news release and other corporate documents via FAX at no cost, Dial 1-800-PRO-INFO. Use the Company's code, MKSP.
Or visit the Company's pages at www.frbinc.com
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This press release contains forward-looking statements within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of Marketing Specialists. Actual events, performance and results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. The factors which may cause such differences include, among other things, Marketing Specialists' ability to complete renegotiations with its bankers involving financing and covenant issues, successfully integrate any future or past acquisitions; complete or modify conditions relating to Richmont's pending offer to purchase all outstanding shares of the Company, realign principals as a result of the merger and consummate transactions contemplated by letters of intent to which Marketing Specialists is a party, as well as the competitive environment and general economic conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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MARKETING SPECIALISTS CORPORATION ANNOUNCES THIRD QUARTER 2000 FINANCIAL RESULTS	PAGE 2 OF 3

Marketing Specialists Corporation

Condensed Consolidated Statements of Operations
(Amounts in thousands, except share amounts)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2000	1999	% Change	2000	1999	% Change
Revenues:
Commission Income	$ 89,547	$ 66,158	+35%	$ 283,045	$ 151,166	+87%
Sales	9,476	10,710	-12%	29,114	32,797	-11%
Total revenues	99,023	76,868	+29%	312,159	183,963	+70%
Expenses:
Cost of sales	8,245	9,391	-12%	25,556	29,235	-13%
Sales expenses	73,849	44,458	+66%	218,969	100,132	+119%
General and administration	16,746	20,258	-17%	52,748	45,203	+17%
Depreciation and amortization	7,116	3,163	+125%	19,845	6,171	+222%
Restructuring and other nonrecurring charges	21,971	13,290	+65%	21,971	13,290	+65%
Total operating expenses	127,927	90,560	+41%	339,089	194,031	+75%
Operating loss	(28,904)	(13,692)	-111%	(26,930)	(10,068)	-167%
Interest expense, net	(8,919)	(4,158)	+115%	(22,309)	(8,104)	+175%
Other income (expense), net	(21)	-	nm	132	-	nm
Loss before income taxes	(37,844)	(17,850)	-112%	(49,107)	(18,172)	-170%
Income taxes provision (benefit)	38	(760)	-105%	72	-	nm
Net loss	$ (37,882)	$ (17,090)	-122%	$ (49,179)	$ (18,172)	-171%
Net loss per share, basic and diluted	$ (1.68)	$ (1.61)		$ (2.54)	$ (2.12)
Shares used to compute net loss per share, basic and diluted	22,521,982	10,637,257		19,335,993	8,555,514
EBITDA (1)	$ 183	$ 2,761	-93%	$14,886	$ 9,393	+58%

Condensed Consolidated Balance Sheets
(in thousands)
	September 30,		December 31,
	2000	1999	1999
Assets
Current assets:
Cash and cash equivalents	$ -	$ 4,438	$ -
Restricted cash	857	9,538	1,200
Accounts receivables, net	46,218	55,495	53,579
Inventory	1,286	1,150	1,221
Properties held for sale	-	-	7,312
Prepaid expenses and other assets	2,851	5,570	2,895
Total current assets	51,212	76,191	66,207
Property, plant and equipment, net	32,732	40,044	35,204
Other long-term assets	13,874	12,178	9,665
Intangible assets including Goodwill, net	362,518	336,081	338,540
	$ 460,336	$ 464,494	$ 449,616
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 26,221	$ 9,002	$ 14,396
Accrued liabilities	31,673	42,049	33,664
Current portion - long term debt	63,094	24,878	48,055
Total current liabilities	120,988	75,929	96,115
Long term debt - less current	241,286	245,914	227,831
Non - current liabilities	2,707	21,060	7,428
Stockholders' equity	95,355	121,591	118,242
	$ 460,336	$ 464,494	$ 449,616
(1) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and excludes nonrecurring and restructuring charges.